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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



    Date of Report (Date of earliest event reported):  DECEMBER 19, 1996



                       BOLDER TECHNOLOGIES CORPORATION
           (Exact name of registrant as specified in its charter)



                                  DELAWARE
               (State or other jurisdiction of incorporation)



      0-28060                                                84-1166231
(Commission File No.)                          (IRS Employer Identification No.)

                                 5181 WARD ROAD
                             WHEAT RIDGE, CO  80033
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code:  (303) 422-8200





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ITEM 5.  OTHER EVENTS.

BOLDER Technologies Corporation ("BOLDER" or the "Company") is filing this Report on Form 8-K to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

On December 19, 1996, BOLDER issued a press release concerning the Company's receipt of purchase orders from customers for more than 500,000 cells, customer response to the Company's 9/5 sub-C cell, completion of the Company's value added distributor network, progress on the Company's construction of a manufacturing facility and automated production line. The press release read in full as follows:

          BOLDER TECHNOLOGIES EXCEEDS INITIAL PURCHASE ORDER MILESTONE

              ORDERS FOR MORE THAN 500,000 CELLS ALREADY RECEIVED

DENVER, Colorado     BOLDER Technologies Corp. (Nasdaq National Market BOLD),
developer and manufacturer of advanced, high power rechargeable batteries based on its patented Thin Metal Film (TMF(TM)) technology, today announced it has received purchase orders for more than 500,000 cells, representing approximately one-third of anticipated 1997 production.

The majority of cells on order are the result of original equipment manufacturer (OEM) product demand. The Company has also received purchase orders through its nationwide Value Added Distributor (VAD) network.

"We are pleased with the strong market interest in our 9/5 sub-C cell," said Daniel S. Lankford, Chairman and CEO. "Our initial target milestone was to have 25% of 1997's production capacity committed by the end of this year, so we are obviously delighted at the market's response to our efforts. We believe the market is showing confidence in our technology and in the steady progress our entire organization has made toward achieving high volume manufacturing capability by the mid-1997 time frame."

Lankford noted that BOLDER Technologies has consistently met its key milestones since completing its IPO in May of 1996. He cited the July completion of BOLDER's comprehensive, nationwide VAD network and the September groundbreaking for the Company's new 120,000-square foot, high-volume manufacturing facility. "I believe this has afforded us a high degree of credibility in the industry," Lankford said. "We intend to continue to do everything in our power to justify the faith our customers and investors have placed in us."

BOLDER has engaged Wright Industries, a leading developer of high-speed production lines, to build and install the company's first state-of-the-art automated production line. The initial line will be installed in BOLDER's new headquarters building in Golden, Colo., which is now under construction and scheduled for completion in mid-1997. The new plant will be able to accommodate up to three additional lines.

Headquartered in the Denver suburb of Wheat Ridge, BOLDER Technologies is an energy
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technology company that is developing and commercializing advanced, high power, rechargeable battery systems based on its patented TMF technology. The Company's TMF technology uses proved lead-acid electrochemistry in a proprietary configuration that has higher power density than any commercially available rechargeable batter. BOLDER Technologies believes that the high power and other performance characteristics of the TMF technology offer a number of advantages over existing batteries for a wide range of current and future applications.

BOLDER wishes to caution readers that the following important factors, among others, in some cases have affected, and in others could cause the Company's results to differ materially from those expressed in any forward-looking statements made by BOLDER and could otherwise affect the Company's business, results of operations and financial condition:

Contingent Purchase Orders. The purchase orders which the Company has currently received are subject to a number of contingencies which might prevent the Company from generating revenue at the time and in the amounts which it anticipates. These contingencies include the Company's completion of its manufacturing facility, the satisfaction of product acceptance criteria which is to be determined by each customer in its discretion, the timely manufacture of the products, and the completion of necessary work to scale-up the Company's 9/5 sub-C cell from a prototype to a commercially saleable battery. There can be no assurance that the Company will be able to satisfy all of these contingencies in a timely manner. The Company's failure to do so will have a material adverse affect on its business, results of operations and financial condition. In addition, although due to its limited operating history the Company has not experienced any problems with satisfying purchase orders because of a failure to satisfy any purchase order contingencies, and although the Company does not reasonably expect to experience problems with respect to existing orders, there can be no assurance that orders included in backlog will actually be shipped. In addition, the Company's purchase orders generally do not provide the Company with any firm, long-term volume purchase commitments.

Dependence on Value Added Distributor Network. The Company has received orders for a significant number of 9/5 sub-C cells to date from its value added distributors. The Company has currently engaged five distributors located in the United States. The Company's distribution agreements have a renewable term of approximately one year. Distributors may sell competitive products. Although the Company has established multiple sources for value added distribution services for its products, any disruption of operations at any of the Company's value added distributors could materially and adversely affect the Company's business, results of operations and financial condition.

Small Number of Orders for Large Quantities of Products. The Company received the purchase orders primarily from a limited number of large customers. The timely replacement of canceled, delayed or reduced orders with new business cannot be assured. Therefore, the loss or delay of individual orders could have a significant impact on the Company's business, results of operations and financial condition. The timing of orders from large customers, and shipments against those orders, can also result in significant quarter to quarter variations in the Company's revenues and profit. In addition, there can be no assurance that the Company will
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continue to secure the business of a significant number of new customers or that demand for the Company's products will be sufficient to ensure a broad and sustainable source of revenue. The occurrence of any of these events could have a material adverse effect on the Company's business, results of operations and financial condition.

In addition, the Company refers readers to the other risks detailed from time to time in the Company's other reports filed with the Securities and Exchange Commission, including the report on Form 10-QSB for the quarter ended September 30, 1996 and its report on Form S-1 filed on March 18, 1996, as amended. These risks include but are not limited to, risks related to: (i) the Company's early stage of manufacturing; manufacturing risks, potential capacity constraints and risks of proposed expansion of the Company's manufacturing capacity; (ii) the Company's development stage product; (iii) the uncertainty of market acceptance of the Company's products; (iv) the rapid evolution of battery technologies;
(v) the Company's future capital needs and the uncertainty of additional funding; the Company's dependence on strategic partners and suppliers; (vi) competition in the battery industry; (vii) the Company's ability to manage growth; (viii) the Company's ability to maintain the proprietary nature of its technology and manufacturing processes; (ix) the Company's dependence on key employees and ability to attract and retain qualified employees; and (x) environmental and safety risks.
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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  January 3, 1997               BOLDER TECHNOLOGIES CORPORATION



                                      By: /s/ Joseph F. Fojtasek
                                         ---------------------------------------
                                         Joseph F. Fojtasek
                                         Vice President and Chief Financial
                                         Officer (Principal Financial and
                                         Accounting Officer)